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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         COLE KENNETH PRODUCTIONS INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 Kenneth Cole
                                   New York

Kenneth Cole Productions, Inc.
152 West 57th Street
New York, NY 10019

                                          April 25, 2000

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, May 25, 2000 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094.

The principal matters of business will be the election of six members of the Board of Directors, to approve the amendment to the certificate of incorporation to increase the number of authorized shares of Class B Common stock in order to effectuate the Company's three-for-two stock split, to approve the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan, and the ratification of Ernst & Young LLP as the Company's independent auditors. Additional details about the meeting are contained in the accompanying Notice of Annual Meeting and Proxy Statement. Certain directors and executive officers of the Company will be present at the meeting to respond to any questions that you may have. Accompanying the proxy materials is the Company's Annual Report to Shareholders for the year ended December 31, 1999. This report describes certain financial and operational aspects of the Company.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. We are gratified by our shareholder's continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.

We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Kenneth D. Cole
                                          Kenneth D. Cole
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                           Officer

                        KENNETH COLE PRODUCTIONS, INC.

                             152 West 57th Street
                              New York, NY 10019

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ----------------

                                 May 25, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 25, 2000 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094 for the following purposes:

1. To elect six directors, to serve for a term of one year;

2. To approve the amendment to the certificate of incorporation to increase the number of authorized shares of Class B Common Stock in order to effectuate the Company's three-for-two stock split;

3. To approve the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan;

4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2000 fiscal year; and

5. To transact such other business as may properly be brought before the meeting in connection with the foregoing or otherwise.

The Board of Directors set April 14, 2000, as the record date for the meeting. This means that shareholders of record at the close of business on that date are the only shareholders entitled to notice of and to vote at the meeting.

To assure your representation at the meeting, you are requested to fill in, date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors,

New York, New York                        Stanley A. Mayer
April 25, 2000                            Secretary

                                   IMPORTANT

 A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

                        KENNETH COLE PRODUCTIONS, INC.
                             152 West 57th Street
                              New York, NY 10019

                               ----------------
              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                 May 25, 2000

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094, on Thursday, May 25, 2000 at 10:00 A.M. and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was April 25, 2000.

  The principal executive offices of the Company are located at 152 West 57th Street, New York, New York 10019.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all six nominees for the Board of Directors, FOR the amendment to the certificate of incorporation to increase the number of authorized shares of Class B Common Stock, FOR the approval of the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan and FOR ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's auditors for the current year. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

  The expenses of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the enclosed form of proxy and this proxy statement, will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the search for, and the distribution of proxies to, beneficial owners of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), held in street name or by other nominees, and will pay such firm a fee of $850, plus reimbursement of direct, out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock.

                                    VOTING

  On April 14, 2000 the Company had outstanding 12,067,816 shares of Class A Common Stock, par value $.01 (the "Class A Common Stock") and 5,785,398 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and 28,927 Series A Junior Convertible Participating Preferred Shares, (the "Series A Convertible Preferred Shares"). Only holders of record of the Class A Common Stock, the Company's Class B Common Stock and the Series A Convertible Preferred Shares at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. All of the Class B Common Stock and the Series A Convertible Preferred Shares are owned directly or indirectly by Kenneth D. Cole, President and Chief Executive Officer of the Company.

  Under New York law and the Company's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of the Class A Common Stock, the Class B Common Stock and the Series A Convertible Preferred Shares, in the aggregate, is necessary to constitute a quorum at the Annual Meeting. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. Except as otherwise provided in the Company's Restated Certificate of Incorporation or by law, the holders of the Class A Common Stock, the Class B Common Stock and the Series A Convertible Preferred Shares vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. Each share of Series A Convertible Preferred Stock entitles the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 14, 2000 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person. The Series A Convertible Preferred Shares are convertible into shares of Class B Common Stock and are included in the table as though converted.

                          Class A Common Stock        Class B Common Stock
                          --------------------------  -------------------------
Name of                    Number of                   Number of
Beneficial Owner            Shares          Percent     Shares         Percent
----------------          ------------     ---------  ------------    ---------
Kenneth D. Cole (1)......    9,045,597(3)      41.6%     8,678,098(2)     100.0%
Paul Blum (1)............      417,903(4)       3.2
Stanley A. Mayer (1).....      244,500(5)       1.9
Denis F. Kelly...........      133,875(6)       1.0
Robert C. Grayson........       36,875(7)         *
Jeffrey G. Lynn..........       35,001(8)         *
Susan Q. Hudson (1)......       15,000(9)         *
Harry M. Kubetz (1)......       11,250(10)        *
Philip B. Miller.........             (11)        *
Liz Claiborne, Inc. .....    1,500,000(12)     11.5
Baron Capital Group......    1,047,750(13)      8.0
FMR Corp.................      901,950(14)      6.9
Lord Abbett & Co. .......      834,600(15)      6.4
Nicholas Applegate.......      569,250(16)      4.4
All directors, nominees
 for director and execu-
 tive officers as a group
 (9 persons).............    9,940,001         45.7%     8,678,098        100.0%

--------
*  Less than 1.0%

(1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 152 West 57th Street, New York, NY 10019.

(2) Includes 28,927 Series A Convertible Preferred Shares held by Mr. Cole, which have the same rights as 2,892,700 shares of Class B Common Stock and which will be automatically converted into 2,892,700 shares of Class B Common Stock upon the approval by the shareholders of Proposal Two and the increase in the number of shares of Class B Common Stock authorized for issuance under the Company's Restated Certificate of Incorporation,

(3) Includes (a) 8,471,097 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 8,471,097 shares of Class B Common Stock and (b) 187,500 shares held by KMC Partners of which Mr. Cole is the living partner with 95% ownership, (b) 150,000 shares held by The Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (c) 75,000 shares held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife(d) 19,500 shares held by the Cole Family Foundation of which Mr. Cole is sole trustee and(e) 142,500 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(4) Includes 171,000 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(5) Includes (a) 64,500 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan and (b) an aggregate of 180,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him pursuant to certain stock option agreements with the Company.

(6) Includes 63,750 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Kelly's address is c/o Prudential Securities Incorporated, One New York Plaza, New York, NY 10292.

(7) Includes 21,875 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 stock option plan. Mr. Grayson's address is Robert C. Grayson & Associates, Inc., 1 Lafayette Place, Greenwich, CT 06830.

(8) Includes 35,001 shares which Mr. Lynn has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Lynn's Address is c/o Dunham's Athleisure Corp., 5000 Dixie Highway, Waterford, Michigan 48329.

(9) Includes 15,000 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.

(10) Includes 11,250 shares which Mr. Kubetz has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(11) Mr. Miller's address is Saks Fifth Avenue, 12 East 49th Street, New York, NY 10017, 19th Floor.

(12) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on August 2, 1999.

(13) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 16, 2000.

(14) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 14, 2000.

(15) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 19, 2000.

(16) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 14, 2000.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  Six Directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

Nominees for Director

  The Company's Board of Director has nominated six directors to be elected to the Board of Directors at the Annual Meeting, Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Robert C. Grayson, Denis F. Kelly and Philip B. Miller.

  Denis F. Kelly and Robert Grayson are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock and Series A Convertible Preferred Stock voting together as a single class. Mr. Lynn who has been a Director of the Company since 1995 is not standing for reelection.

  Certain information concerning the nominees is set forth below:

                                                                                Year Became
          Name           Age                Principal Occupation                a Director
          ----           ---                --------------------                -----------
Kenneth D. Cole.........  46 President and Chief Executive Officer                 1982
Paul Blum...............  40 Executive Vice President, Chief Operating Officer     1994
Stanley A. Mayer........  52 Executive Vice President, Chief Financial Officer,    1994
                              Treasurer and Secretary
Robert C. Grayson.......  55 Management Consultant                                 1996
Denis F. Kelly..........  50 Managing Director, Prudential Securities Inc.         1994
Philip B. Miller........  62 Chairman, Saks Fifth Avenue                           2000

  Kenneth D. Cole has served as the Company's President and Chief Executive Officer since its inception in 1982. From 1976 through 1982, Mr. Cole was a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candie's women's shoes. Mr. Cole is on the Boards of Directors of the American Foundation for AIDS Research ("AmFAR") and H.E.L.P., a New York agency that provides temporary housing for the homeless. In addition, Mr. Cole is a Director and President of each of the wholly-owned subsidiaries of the Company.

  Paul Blum has served as Chief Operating Officer since February 1998. He also has served as Executive Vice President of the Company since May 1996 and as Senior Vice President from August 1992 until May 1996. Mr. Blum joined the Company in 1990. From 1982 until 1990, Mr. Blum served as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, certain assets of which were purchased in 1990 by the Company.

  Stanley A. Mayer has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President and Secretary of each of the wholly-owned subsidiaries of the Company.

  Robert C. Grayson, is President of Robert C. Grayson & Associates, Inc. and Vice Chairman of Berglass-Grayson, consulting firms. From 1992-1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985.

  Denis F. Kelly is a Managing Director and the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated since July 1993. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

  Philip B. Miller is Chairman of Saks Fifth Avenue, an upscale specialty retailer, and serves as Co-Chairman of Saks Direct, a subsidiary comprising e-commerce and direct mail businesses. Mr. Miller served as Chairman and Chief Executive Officer at Saks Fifth Avenue from 1993 to January 2000. Mr. Miller was formerly Chairman and Chief Executive Officer at Marshall Fields, joining that company in 1983 from Neiman Marcus, where he had been President since 1977. Prior to that he served as Vice Chairman at Lord & Taylor and as Vice President and Merchandise Manager at Bloomingdales. Mr. Miller serves as Senior Vice Chairman of the Board of Directors of The Lighthouse and also serves on the Board of Directors of Saks Incorporated, the Metropolitan Opera Guild of New York and the New York Botanical Gardens.

  There are no family relationships among any directors or executive officers of the Company.

The Board of Directors recommends a vote "FOR" all nominees.

Named Executive Officers

  Kenneth D. Cole, Stanley A. Mayer, Paul Blum, Harry Kubetz and Susan Q. Hudson are the named executive officers of the Company. Mr. Blum and Ms. Hudson have entered into employment agreements with the Company as described under the caption "Executive Compensation--Employment Contracts".

  Certain information regarding the named executive officers of the Company, other than Mr. Kubetz and Ms. Hudson, is set forth above.

  Harry Kubetz, age 47, has served as Senior Vice President of Operations since joining the Company in April 1996. Prior to joining the Company, Mr. Kubetz was President of "No Fear" Footwear, Inc. from 1994 until 1996. From 1992 until 1994 Mr. Kubetz was Executive Vice President of Asco General Supplies, a Hong Kong company.

  Susan Q. Hudson, age 40, has served as Senior Vice President--Wholesale since February 1998. Ms. Hudson had served as Divisional President--Men's Footwear since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.

Governance of the Company

  In accordance with applicable New York law, the business of the Company is managed under the direction of its Board of Directors, which establishes the overall policies and standards for the Company and reviews performance of management. The directors are kept informed of the Company's operations at meetings of the Board of Directors and committees of the Board and through reports, analyses and discussions with management.

  The Board of Directors meets quarterly. In addition, significant communications between the directors and the Company occur apart from the regularly scheduled meetings of the Board of Directors and its Committees. During 1999 there were four regularly scheduled meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

Committees of the Board of Directors

  The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee.

  The Audit Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson, represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, financial and internal control practices of the Company. The Committee has general responsibility for reviewing with management the financial and internal controls and the accounting, audit, and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and is informed of their significant audit findings and management's responses thereto. During 1999, the Audit Committee met two times.

  The Compensation Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson, none of whom are current or former employees of the Company, is responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and for administering the Company's 1994 Stock Option Plan, including granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors). The Committee conducts an annual review of the performance of the Company's Chief Executive Officer. The Committee is authorized to consult with independent compensation advisors. During 1999, the Compensation Committee met two times.

Director Compensation

  Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees.

  Effective May 25, 2000, each non-employee director will receive a retainer of $4,500 per quarter, a $1,500 increase over prior quarters. In addition, non-employee directors receive $1,000 for each regularly scheduled quarterly Board meeting they attend. The Company's 1994 Stock Option Plan provides that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board of Directors following each annual meeting of shareholders. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the grant. In addition, non-employee directors are reimbursed by the Company for all expenses related to meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 1999.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at December 31, 1999 (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1999, 1998 and 1997.

                                        Annual               Long-Term
                                     Compensation       Compensation Awards
                                   ---------------- ----------------------------
                                                    Securities
Name and                                            Underlying        All
Principal Position            Year  Salary   Bonus  Options (2) Compensation (1)
------------------            ---- -------- ------- ----------- ----------------
Kenneth D. Cole.............. 1999 $700,000 950,000   112,500
 President and Chief          1998  700,000 504,000   112,500
 Executive                    1997  600,000 245,000    75,000

Paul Blum.................... 1999  450,000 450,000    15,000        8,800
 Executive Vice               1998  400,000 240,000    60,000        7,866
 President & COO              1997  300,000 140,000    30,000          692

Stanley A. Mayer............. 1999  270,000 190,000    15,000        1,600
 Executive Vice               1998  250,000 120,000    30,000        1,600
 President & CFO              1997  215,000  93,000    15,000        1,600

Susan Q. Hudson.............. 1999  250,000 125,000     7,500        1,600
 Senior Vice President        1998  225,000  67,000    15,000        1,600
                              1997  175,000  40,000     7,500        1,600

Harry Kubetz................. 1999  240,000 100,000     7,500        1,600
 Senior Vice President        1998  220,000  66,000    15,000          654
                              1997  200,000  20,000    15,000          633

  No stock appreciation rights, long-term incentive plan payouts or restricted stock awards, as defined in the applicable regulations of the Securities and Exchange Commission, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three years.
--------
(1) Amounts represent the Company's matching contribution to the 401(k) plan and for Mr. Blum, it includes a car allowance of $7,200 in 1999 and 1998.

(2) All share amounts have been adjusted to give effect to the Company's three-for-two stock split on March 6, 2000.

                       Option Grants in Last Fiscal Year

  The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 1999 to the Named Executive Officers (3):

                   Individual Grants (1)
------------------------------------------------------------ Potential Realizable
                             Percent of                        Value at Assumed
                               Total                                Annual
                  Number of   Options                        Rates of Stock Price
                  Securities Granted to                        Appreciation for
                  Underlying Employees  Exercise                Option Term (2)
                   Options   in Fiscal    Price   Expiration ---------------------
Name               Granted      Year    ($/Share)    Date        5%        10%
----              ---------- ---------- --------- ---------- ---------- ----------
Kenneth D. Cole    112,500      26.1%    $16.66    3-31-09   $1,179,177 $2,988,267
Paul Blum           15,000       3.5%    $18.58     7-1-09   $  175,304 $  444,256
Stanley A. Mayer    15,000       3.5%    $18.58     7-1-09   $  175,304 $  444,256
Harry Kubetz         7,500       1.7%    $18.58     7-1-09   $   87,652 $  222,128
Susan Q. Hudson      7,500       1.7%    $18.58     7-1-09   $   87,652 $  222,128

--------
(1) All options have a term of 10 years and were granted at a per share price equal to the fair market value of the Class A Common Stock on the date of grant. Option grants of 5,000 or greater are exercisable as to 10%, 30%, 50%, 70%, and 100% of the shares underlying the options on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.

(2) The dollar amounts in these columns are the result of calculations at the five and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Class A Common Stock.

(3) All share and per share data have been adjusted to give effect to the Company's three-for-two stock split on March 6, 2000.

   Aggregated Option Exercises in Last Year and Fisal Year-End Option Values

  The following table sets forth the number and value of unexercised options held by the Named Executive Officers as of December 31, 1999. None of the Named Executive Officers exercised any options during 1999.

                    Number of Securities
                   Underlying Unexercised     Value of Unexercised
                   Options at Year FY End         In-The-Money
                             (#)                At FY End ($) (1)
                  ------------------------- -------------------------
Name              Exercisable Unexercisable Exercisable Unexercisable
----              ----------- ------------- ----------- -------------
Kenneth D. Cole      93,750      281,250    $1,821,563   $4,664,063
Paul Blum            72,000      189,000     1,657,500    3,851,250
Stanley A. Mayer    231,000       66,000     6,516,750    1,145,000
Harry M. Kubetz       6,750       38,250       131,625      674,000
Susan Q. Hudson      11,000       23,500       246,825      394,363

--------
(1) The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 1999 ($30.50).

 Compensation Committee Interlocks and Insider Participation

  The Company's Board of Directors approves compensation decisions recommended by the Compensation Committee. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom are executive officers and directors of the Company, participated in the Board's deliberations regarding certain executive compensation. Mr. Blum received salary and bonus for 1999 pursuant to his employment agreement with the Company. See "Employment Agreements."

 Employment Agreements

  The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Mr. Cole's annual salary for 2000 at $1,000,000. In addition, Mr. Cole is eligible to receive an annual incentive bonus in accordance with the Kenneth Cole Productions, Inc. 1999 Bonus Plan. See "Compensation Committee Report on Executive Compensation."

  In June 1998, the Company amended its employment agreement with Mr. Blum. The employment agreement provides for his employment as the Company's Chief Operations Officer through December 31, 2000. Pursuant to this agreement, Mr. Blum received an annual base salary in 1999 in the amount of $450,000. In addition, Mr. Blum is eligible to receive an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 1999, Mr. Blum earned a bonus in the amount of $450,000.

  In the event Mr. Blum's employment is terminated by the Company without "cause," or by him for "Good Reason," (each as defined in the employment agreement), he will be entitled to receive (i) his base salary through the end of the term of the agreement, and (ii) an amount equal to one year's bonus payable in 12 monthly installments. In addition, all outstanding options held by Mr. Blum will immediately vest. In the event such termination occurs after a "Change in Control" of the Company (as defined in the employment agreement), he will receive an additional one year's salary and bonus. These payments are subject to reduction, at the discretion of the Board, if necessary to ensure that no portion of such compensation will not be deductible for tax purposes by reason of Section 280G of the Internal Revenue Code.

  Pursuant to an employment agreement, Ms. Hudson is eligible to receive an annual salary adjustment and bonus incentive in accordance with the criteria established by the Compensation Committee. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Hudson in the event that the Company terminates Ms. Hudson's employment during the employment period for any reason other than cause, equal to 12 months salary.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, is responsible for reviewing and approving the Company's compensation policies and the compensation paid to the executive officers of the company. No member of the Committee is an employee of the Company or participant in any of its executive compensation programs. The Committee obtains input from the full Board and may consider data provided by independent compensation consultants before taking action on executive officer compensation.

  The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. The Company's executive compensation philosophy also seeks to recognize individual initiative and achievements.

  Compensation for the executive officers, including the Named Executive Officers, consists of base salary, performance based annual incentive cash bonuses, long term incentive awards in the form of stock options granted under the 1994 employee stock option plan and other benefits typically offered to corporate executives.

SECTION 162 (M) OF THE INTERNAL REVENUE CODE OF 1986

  It is the Committee's policy to seek to qualify executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986. The Committee has reviewed the company's executive compensation structure in light of the current tax law. The Committee believes that compensation resulting from grants made under the Kenneth Cole 1994 Employee Stock Option Plan will be fully deductible when an option is exercised. The Committee also believes that payments under the Annual Incentive Bonus Plan will be fully deductible. Withdrawals under the Company's deferred compensation plan may not be fully deductible to the extent that compensation related to base salary for a particular executive exceeds the $1 million limit in any tax year.

Executive Officers' 1999 Compensation

 Salary

  Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Base salaries are then reviewed annually with increases at competitive levels depending upon performance, time in job, level of pay, participation in other long-term compensation programs and other factors. Increases in base pay are determined by individual performance rather than Company performance, and are based on subjective evaluations.

 Annual Incentive Bonus

  The Company's Annual Incentive Bonus Plan is designed to allow management to share in the Company's success based on the company's attainment of varying levels of pre-tax earnings. At the beginning of each year, the Committee determines the incentive awards payable at varying levels of pre-tax earnings achieved by the company. Such awards are expressed as a percentage of year-end base salary and are payable in cash bonuses after year-end pursuant to this formula. Potential awards range from 0% to 200% of executive officers base salaries, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer. The performance based component of the award may range from 75% to 100% of the total award, as determined by the Committee at the beginning of each year.

  For 1999 the Company paid annual incentive awards pursuant to this formula to eight employees, including the named executives, under an award structure designed to preserve the Company's tax deductions under the $1.0 million dollar limitation. The plan provided for awards to executive officers other than the CEO that, at the targeted pre-tax earnings goal, ranged from 20% to 50% of base salary, with an ability to double the awards based upon actual company performance as defined as income before income taxes. The targeted award for the CEO is 100% of base salary. The formula determined the 1999 maximum bonus amount and was 100% performance based. However, the Committee was granted a discretionary component enabling the Committee to reduce the maximum bonus amount by an amount up to 25%. In no event could the Committee award a discretionary amount in excess of the performance based maximum amount. During 1999 the Company exceeded its targeted pre-tax earnings goal, resulting in a range of executive bonuses from 37% to 135% of base salaries.

 Stock Options

  Long-term incentive compensation of the Company's executive officers generally takes the form of stock option grants. The objective of such grants is to align the financial interests of the executive officers with those of its shareholders by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in shareholder value. All stock option awards are granted with an exercise price that is the fair value of the Company's Class A Common Stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company's common stock appreciates over the value of the date of grant. All employee stock option awards made in 1999 to executive officers have a term of ten years and vest annually over a five year period.

 Compensation of the Chief Executive Officer for 1999

  Kenneth D. Cole is the President and Chief Executive Officer of the Company. Mr. Cole's base salary did not increase in 1999 and remained at $700,000. The annual incentive bonus portion of Mr. Cole's compensation was based on a formula comprising the Company's achievement of targeted pre-tax earnings, as established by the Committee. For 1999, the Company achieved a 55% increase in pre tax income, well above its targeted pre-tax earnings goal of 25%, resulting in a bonus for Mr. Cole of $950,000, which equaled 135% of his base salary. During 1999, Mr. Cole received 112,500 options with an exercise price of $16.66, the market price of the Class A Common Stock on the date of grant. The equity grant made to Mr. Cole was based primarily on his past and expected future contributions to the achievement of the Company's continued growth, profitability and strategic objectives. Mr. Cole's 2000 performance-based compensation will be determined in accordance with the Kenneth Cole 1999 Bonus Plan, which was adopted by the Company and approved by the Company's Shareholders at the 1999 Annual Meeting of Shareholders.

  The Committee believes that the total fiscal year 1999 compensation payable to Mr. Cole is consistent with the Company's executive compensation philosophy described above. The Committee also noted that, as depicted by the graph that follows this report, the cumulative total return achieved by the Company's shareholders since the Company's initial public offering exceeds the return for the general and industry-specific indices.

                                          Compensation Committee

                                          Robert C. Grayson
                                          Denis F. Kelly
                                          Jeffrey G. Lynn

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on December 31, 1994 and ending on December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1994 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.

                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
           AMONG KENNETH COLE PRODUCTIONS, INC., THE S & P 500 INDEX
                         AND THE S & P FOOTWEAR INDEX

                                 [LINE GRAPH]

               Dec-94           100           100           100
               Mar-95        121.43        109.74         97.37
               Jun-95        158.93        120.21         101.1
               Sep-95        167.26        129.77        121.88
               Dec-95        178.57        137.58        135.59
               Mar-96        170.24        144.97         153.9
               Jun-96         188.1        151.47        192.18
               Sep-96        179.76        156.16        223.08
               Dec-96        147.62        169.17        225.39
               Mar-97           200        173.71        237.61
               Jun-97        155.36        204.03        226.31
               Sep-97        155.36        219.32        210.69
               Dec-97        152.98        225.61        151.89
               Mar-98        191.67        257.08        170.34
               Jun-98        246.43        265.57        183.96
               Sep-98        170.83        239.16        134.59
               Dec-98        178.57        290.09        148.67
               Mar-99        251.19        304.54        208.29
               Jun-99        265.48        326.01        229.83
               Sep-99        355.95        305.65        202.75
               Dec-99        435.71        351.13        176.32

* $100 INVESTED ON 6/3/94 IN STOCK OR ON 5/31/94
IN INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


                                                                     Cumulative
                                                                    Total Return
                                                                    ------------
Kenneth Cole Productions, Inc. Class A Common Stock................   $435.71
S & P 500 Composite Index..........................................   $351.13
S & P Footwear Index...............................................   $176.32

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  During 1999, the Company made payments of approximately $112,000 to a company in connection with the hire and use of an aircraft owned by Cole Aeronatics, Inc., whereby Kenneth D. Cole is the sole shareholder. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

  During 1999, the Company made payments of approximately $145,000 for consulting fees to a Company that Mr. Robert Grayson provides services to as a contractor...All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

  In December 1999, the Board authorized a $500,000 contribution payable to the Kenneth Cole Foundation, of which Mr. Cole is co-trustee with his wife Maria Cuomo Cole. The Kenneth Cole Foundation, a not for profit organization, fosters programs to aid primarily in the fields of education, medical research, and arts and culture. For many years the Kenneth Cole Foundation has strived to contribute to the Company's goodwill, and management believes it continues to serve similar interests to that of the Company.

                                 PROPOSAL TWO

PROPOSAL: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK

Reasons for the Increase in Authorized Common Stock

  The Certificate of Incorporation currently authorizes the Company to issue 6,000,000 shares of Class B Common Stock. The amendment to the Certificate of Incorporation will authorize the Company to issue 9,000,000 shares of Class B Common Stock. As of March 6, 2000, 5,785,398 shares of Class B Common Stock were outstanding, with 214,602 shares of authorized but unissued Class B Common Stock remaining available for future issuance. On February 23, 2000, the Board of Directors declared a three-for-two stock split on the Class A Common Stock and the Class B Common Stock to be effected in the form of a stock dividend (the "Stock Spilt"). In order to have effectuated the Stock Split for the shares of outstanding Class B Common Stock, 2,892,700 shares of Class B Common Stock would have been required to be issued. As a result of the insufficient number of authorized shares of Class B Common Stock, on March 27, 2000, the Company issued 28,927 shares of its Series A Convertible Preferred Shares to the holders of Class B Common Stock in lieu of shares of Class B Common Stock. Each Series A Convertible Preferred Share is automatically convertible into 100 shares of Class B Common Stock upon the due authorization of a sufficient number of Class B Common Stock to permit such conversion. Accordingly, the Board of Directors has approved a resolution to increase the number of shares of Class B Common Stock from 6,000,000 to 9,000,000 to permit the conversion of the Series A Convertible Preferred Shares into shares of Class B Common Stock, thereby providing the holders of the Class B Common Stock with the shares of Class B Common Stock that should have been issued to them pursuant to the Stock Split.

Recommendation and Vote

  Approval of this Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting, by the holders of shares entitled to vote thereon.

  The Board of Directors unanimously recommends a vote FOR Proposal Two.

           PROPOSAL THREE: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL:THE STOCK PURCHASE PLAN PROPOSAL

  Subject to the requisite affirmative stockholder vote at the Annual Meeting, the Board has adopted the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), under which 150,000 shares of Common Stock are reserved for issuance.

Purpose and Eligibility

  The Stock Purchase Plan, which is intended to qualify under Section 423 of the Code, is designed to encourage stock ownership by employees of the Company and the Company's subsidiaries which have been designated by the Board (each, a "Designated Subsidiary"). The Stock Purchase Plan is also drafted broadly enough to allow for the inclusion of any future subsidiaries. The following summary of the Stock Purchase Plan is qualified in its entirety by express reference to the text of the Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A. Generally, individuals who have been employed by the Company or a Designated Subsidiary for at least six consecutive months on the Enrollment Date (as defined below) with respect to an Offering Period (as defined below) and who timely file a subscription agreement with the Company are eligible to participate in the Stock Purchase Plan for that Offering Period. No person is eligible to participate who, after the grant of options under the Stock Purchase Plan, owns (including all shares which may be purchased under any outstanding options) 5% or more of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary company. Currently, approximately 500 individuals are eligible to participate in the Stock Purchase Plan.

Administration

  The Stock Purchase Plan is administered by the Compensation Committee of the Board or such other committee as may be appointed by the Board (the "Committee"). The Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Stock Purchase Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Stock Purchase Plan.

Participation

  Each eligible employee electing to participate in the Stock Purchase Plan must execute and deliver to the Company a subscription agreement which indicates the amount to be deducted from the participant's paychecks. Such deduction may not be greater than 10% of the participant's compensation (which includes wages, salary, overtime, bonus and commissions). Deductions are accumulated for each calendar quarter ("Offering Periods") which begins on the first business day after January 1, April 1, July 1 and October 1 of each year (each, an "Enrollment Date"), respectively, and end on the last business day which falls on or prior to March 31, June 30, September 30 and December 31 of each year (each, an "Exercise Date"), respectively. The first Offering Period began on April 1, 2000.

Purchase of Common Stock

  For each Offering Period, on the Enrollment Date the Company will grant to each participant an option to purchase on the Exercise Date at a price determined as described below (the "Purchase Price") that number of full and fractional shares of Common Stock which his or her accumulated payroll deductions on the Exercise Date will purchase at the Purchase Price. The Purchase Price for each Offering Period will be the lesser of (i) 85% of the Fair Market Value (as defined in the Purchase Plan) of the Common Stock on the Enrollment Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date. As promptly as practicable after each Exercise Date, the full and fractional shares of Common Stock purchased for a participant will generally be held by the Company or deposited by the Company at a brokerage house designated by the Committee and held for the benefit of the participant until such time as the participant requests delivery of such shares or requests that any shares be sold and the proceeds therefrom be distributed to the participant. The closing price of the Common Stock on the NYSE on April 14, 2000 was $38.125per share.

Withdrawal

  A Participant may withdraw all but not less than all of the payroll deductions credited to his Account and not yet used to exercise his option under the Plan by giving written notice to the Company at least 30 calendar days prior to the Exercise Date of an Offering Period. Once a Participant withdraws from the Plan during an Offering Period, he may not resume participation until the next Offering Period. Such Participant may resume participation by delivering to the Company a new Subscription Agreement. Upon a Participant's ceasing to be an employee of the Company for any reason, he will be deemed to have elected to withdraw from the Plan, all unused payroll deductions credited to his Account will be returned to the Participant or, in the case of his death, his designated beneficiary, and his options will be automatically terminated.

Limitation

  No person shall be granted options which permit his or her right to purchase Common Stock under the Stock Purchase Plan and any other similar stock purchase plans of the Company to accrue at a rate which exceeds $25,000 worth of Common Stock (determined at the Fair Market Value of such stock at date of grant) for each calendar year in which such options are at any time outstanding.

Amendment and Termination

  The Stock Purchase Plan can be amended or terminated by the Board at any time, but no such termination may adversely affect rights previously granted. The Board must seek stockholder approval for amendments to the Stock Purchase Plan which require such approval pursuant to Section 423 of the Code.

Federal Tax Consequences

  The following is a brief discussion of the Federal income tax consequences of transactions under the Stock Purchase Plan based on the Code. The Stock Purchase Plan is not qualified under Section 401(a) of the Code, which provides certain protections to participants in qualified retirement plans. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences. Participants in the Stock Purchase Plan should consult their own tax advisors.

  The Stock Purchase Plan is intended to qualify under Section 423(a) of the Code, which would entitle participants to certain benefits with respect to transfers of Common Stock under Section 421(a) of the Code. Under Section 421(a), a participant will not be required to recognize income on an Enrollment Date or on an Exercise Date. Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares of Common Stock acquired during an Offering Period pursuant to the Stock Purchase Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the participant while owning such shares whether or not the holding period requirements are met), the participant will recognize income subject to Federal income tax as "ordinary income", for the taxable year in which disposition or death occurs, in an amount equal to the lesser of
(i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such shares, and (ii) the excess of the fair market value of the Common Stock on the Enrollment Date of the applicable Offering Period over the option price, determined on the Enrollment Date. Such recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the participant's possession by an amount equal to the income subject to Federal income tax. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for federal income taxes or be subject to FICA or FUTA taxes.

  The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Stock Purchase Plan, except in connection with a disqualifying disposition as discussed below.

  In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the participant make no disposition of the shares acquired during an Offering Period within two years from the Enrollment Date nor within one year from the Exercise Date of the Offering Period.

  If a Participant disposes of Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the participant will realize, at the time of the disposition, "ordinary income" to the extent the Fair Market Value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period in the Common Stock. The amount treated as "ordinary income" may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. At the time of such disqualifying disposition, the Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the participant.

New Plan Benefits

  The number of shares of Common Stock purchased under the Stock Purchase Plan is entirely dependent on each participant's contribution to the Stock Purchase Plan and the value of Common Stock on the Exercise Date. The Company cannot forecast the number of shares that will be purchased in the future by any individual. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan. Information with respect to compensation paid and other benefits, including Options, granted with respect to the 1999 fiscal year to the named executive officers is set forth in the Summary Compensation Table.

Recommendation and Vote

  Approval of this Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting by the holders of shares entitled to vote thereon.

  The Board of Directors unanimously recommends a vote FOR the approval of the Stock Purchase Plan Proposal.

                     PROPOSAL FOUR: SELECTION OF AUDITORS

  Ernst & Young LLP has been selected by the Board of Directors as the independent auditors for the current year. Although shareholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the shareholders to pass upon the selection and, if the shareholders disapprove of the selection, to consider the selection of other independent certified public accountants for future years, since it would be impracticable to replace the Company's independent auditors so late in the current year.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

  The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2001 must be received by December 1, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, will vote or otherwise act thereon in accordance with their judgment on such matters.

  Copies of the 1999 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, New Jersey 07094,
Attn: Investor Relations.

                                          By Order of the Board of Directors,

                                          Stanley A. Mayer
                                          Secretary

                         KENNETH COLE PRODUCTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     1.  Purpose. The purpose of the Plan is to provide employees of the Company
         -------
and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2.  Definitions.
          -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Committee" shall mean the Compensation Committee of the Board, or
               ---------
such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

          (d) "Common Stock" shall mean the Class A Common Stock of the Company,
               ------------
$0.01 par value per share.

          (e) "Company" shall mean Kenneth Cole Productions, Inc., a New York
               -------
corporation.

          (f) "Compensation" shall mean all wages, salary, overtime, bonuses,
               ------------
and commissions.

          (g) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) "Employee" shall mean any individual who is an employee of the
               --------
Company or a Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and who has been employed by the Company or any Designated Subsidiary for a period of at least six consecutive months. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (i) "Enrollment Date" shall mean the first Trading Day of each
               ---------------
Offering Period.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Exercise Date" shall mean the last Trading Day of each Offering
               -------------
Period.

          (l) "Fair Market Value" shall mean, as of any date, the value of
               -----------------
Common Stock determined as follows:

              (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the closing sale price for the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, if such date is a Trading Day, or if such date is not a Trading Day, then on the Trading Day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

              (2) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Stock on the date of such determination, if such date is a Trading Day, or if such date is not a Trading Day, then on the Trading Day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

              (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (m) "Offering Period" shall mean, subject to the second sentence of
               ---------------
Section 4 hereof, each fiscal quarter commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 and ending on or prior to the last calendar day of each such quarter; provided, however that, unless otherwise determined by the Committee, the first Offering Period shall commence on April 1, 2000 and shall end on June 30, 2000.

          (n) "Parent" shall mean a corporation which is a "parent corporation"
               ------
of the Company within the meaning of section 424(e) of the Code.

          (o) "Plan" shall mean this Kenneth Cole Productions, Inc. Employee
               ----
Stock Purchase Plan.

          (p) "Purchase Price" shall mean an amount equal to 85% of the Fair
               --------------
Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (q) "Reserves" shall mean the number of shares of Common Stock covered
               --------
by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange
               ----------
Act or any successor provision.

          (s) "Subsidiary" shall mean a corporation which is a "subsidiary
               ----------
corporation" of the Company within the meaning of section 424(f) of the Code.

          (t) "Trading Day" shall mean a day on which national stock exchanges
               -----------
and NASDAQ are open for trading.

      3.   Eligibility.
           -----------

          (a) Each person who is an Employee, on a given Enrollment Date, shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own Common Stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

      4. Offering Periods. The Plan shall be implemented by consecutive Offering
          ----------------
Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof.

The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5.  Participation.
          -------------

          (a) An Employee may become a participant in the Plan for an Offering Period by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Committee no later than the 20th day of the month immediately prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all Employees with respect to a given Offering Period.

          (b) Payroll deductions for a participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      6.  Payroll Deductions.
          ------------------

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (expressed as a whole number percentage) not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that the maximum number of shares and fractions thereof which may be purchased by any participant during any Offering Period is the number of shares and fractions thereof equal to $25,000 minus the Fair Market Value of the number of shares of Common Stock and fractions thereof previously purchased during such calendar year, such Fair Market Value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the Fair Market Value of the Common Stock on the Enrollment Date for the current Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan with respect to any Offering Period, as provided in Section 10 hereof, within 30 calendar days prior to the Exercise Date for such Offering Period. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Committee a new subscription agreement, no later than the 20th day of the month immediately prior to the end of that Offering Period, authorizing a change in payroll deduction rate. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% (i) at any time, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, and (ii) for each Offering Period, at such time during such Offering Period that the aggregate Fair Market Value of the shares of Common Stock and fractions thereof (measured as of the date of each respective Enrollment Date) previously purchased when added to the Fair Market Value of the shares of Common Stock and fractions thereof to be purchased with respect to such then current Offering Period equals or would exceed $25,000 in such calendar year. Subject to the preceding sentence, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

      7.  Grant of Option. On the Enrollment Date of each Offering Period, each
          ---------------
Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock and fractions thereof determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided,
                                                                  --------
however, that the maximum number of shares and fractions thereof which may be
-------
purchased by any participant during any Offering Period is the number of shares equal to $25,000 minus the Fair Market Value of the number of shares of Common Stock and fractions thereof previously purchased during such calendar year, such Fair Market Value determined as of each such prior Enrollment Date during the calendar year with respect to which the shares were previously purchased, divided by the Fair Market Value of the Common Stock on the Enrollment Date for the current Offering Period, and provided, further, that
                                                     --------  -------
such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

      8.  Exercise of Option. Unless a participant withdraws from the Plan as
          ------------------
provided in Section 10 hereof, his or her option for the purchase of shares and fractions thereof will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares and fractions thereof hereunder is exercisable only by the participant.

      9.  Crediting of Shares and Delivery or Sale of Shares. As promptly as
          --------------------------------------------------
practicable after each Exercise Date on which a purchase of shares and fractions thereof occurs, the Company shall arrange for the full and fractional shares of Common Stock to be held by the Company on behalf of the participant or deposited or credited in the brokerage account of each participant at a brokerage house designated by the Committee. The shares and fractional shares shall be held by the Company or in such brokerage account until such time as the participant, or his or her designated beneficiary or estate in the event of a participant's death, requests delivery of a stock certificate representing any full shares of Common Stock or requests that any shares be sold and the proceeds therefrom be distributed to such participant. Upon the request of a participant, or his or her designated beneficiary or estate in the event of a participant's death, any fractional shares of Common Stock will be distributed in cash in the form of a check having a value equal to the value of such fractional shares.

      10. Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Committee in the form of Exhibit B to this Plan at least 30 calendar days prior to the Exercise Date of an Offering Period. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next

Offering Period. He or she may resume participation for any other Offering Period by delivering to the Company a new subscription agreement no later than the 20th day of the month immediately prior to the Enrollment Date for such Offering Period.

          (b) Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be distributed to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14 hereof, and such participant's option will be automatically terminated. Withdrawal on account of a termination of employment shall be effected as soon as practicable following such termination. Any shares of Common Stock and fractions thereof held by the Company or in the brokerage account of such participant shall remain in such account until such participant or, in the case of his or her death, the person or persons designated under Section 14 hereof, request that a certificate representing the full shares be distributed and the fractional shares cashed-out or that such shares be sold and the proceeds from the sale distributed to the participant, or such other person.

          (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

      11. Interest.
          --------

          No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

      12. Stock.
          -----

          (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Such shares may be shares to be newly issued by the Company, shares acquired on the open market solely for the purpose of satisfying the exercise of options hereunder or treasury shares reacquired and held by the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) No participant will have an interest or voting right in shares covered by his option until such option has been exercised. All full shares of Common Stock held by the Company or in a participant's brokerage account on behalf of a participant shall be voted by such participant. Dividends accruing on shares of Common Stock, if any, held by the Company or in a participant's brokerage account shall be paid to such participant in the normal course as if such participant held the shares. There shall be no voting or dividend rights with respect to fractional shares.

          (c) Shares of Common Stock and fractions thereof held by the Company or to be deposited into a participant's brokerage account under the Plan will be registered in the name of the participant.

      13. Administration.
          --------------

          (a) Administrative Body. The Plan shall be administered by the
              -------------------
Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee shall also have authority to develop, amend and terminate rules governing the operation of the Plan in conformity with the terms of the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of
              ----------------------
Subsection (a) of this Section 13, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

      14. Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive the rights to any shares of Common Stock and fractions thereof held by the Company or in the participant's brokerage account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to distribution of such shares to such participant. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the executor or administrator of the estate of the participant shall have all the rights to the cash and or shares of Common Stock and fractions thereof attributable to such participant or his or her brokerage account under the Plan.

      15. Transferability. Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares or fractions thereof under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
Section 10 hereof.

      16. Use of Funds. All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      17. Reports. Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares and fractions thereof purchased and held in the participant's brokerage account.

      18. Adjustments Upon Changes in Capitalization.

          (a) Changes in Capitalization. Subject to any required action by the
              -------------------------
stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan; provided, however, that conversion of any convertible
                       --------  -------
securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least thirty-five (35) calendar days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the new Exercise Date and that his or her option will be exercised automatically on the new Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided,
                                                                  --------
however, that if such consideration received in the sale of assets or merger was
-------
not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      19. Amendment or Termination.
          ------------------------

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Plan.

      20. Notices. All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22. Term of Plan. The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 19 hereof.

      23. Governing Law. The Plan shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York applicable to contracts made and performed within such state, without regard to the principles of conflicts of law thereof, except as such laws may be supplanted by the federal laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant New York law.

                                    EXHIBIT A
                                    ---------

                         KENNETH COLE PRODUCTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

___  Original Application                  Enrollment Date:
___  Change in Payroll Deduction Rate
___  Change of Beneficiary(ies)

1.  ______________________________________________ hereby elects to participate in the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _____% (a whole number not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock and fractions thereof at the applicable Purchase Price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date.

4. I have received a complete copy of the Stock Purchase Plan. I understand that my participation in the Stock Purchase Plan is in all respects subject to its terms.

5. Shares and fractions thereof purchased for me under the Stock Purchase Plan should be issued in the name of (Employee Only): __________________________
    ___________________________________________________________________________.
    I understand that shares and fractions thereof purchased by me under the Stock Purchase Plan will be held in an account for me by the Company or in an account maintained by a brokerage house designated by the Committee until I request delivery of such shares and cash-out of the fractional shares.

6. I understand that, under current Federal income tax law, if I dispose of any shares received by me pursuant to the Stock Purchase Plan within two years after the Enrollment Date (i.e., within two years after the first day of the Offering

    Period during which I purchased such shares), I will be treated for Federal income tax purposes as having made a disqualifying disposition, and as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were delivered to me over the price which I paid for the shares. The remainder of the gain, if any, recognized on such disqualifying disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any disqualifying disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon such disqualifying disposition. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or disqualifying disposition of Common Stock by me.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

Name: (Please Print)

________________________________________________________________________________
(Last)                          (First)            (Middle)


______________________          ________________________________________________
Relationship

                                ________________________________________________
                                (Address)

Name: (Please Print)

________________________________________________________________________________
(Last)                          (First)            (Middle)


______________________          ________________________________________________
Relationship

                                ________________________________________________
                                (Address)

Employee's Social
Security Number:                ________________________________________________

Employee's Address:             ________________________________________________

                                ________________________________________________

                                ________________________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ____________________     ________________________________________________
                                Signature of Employee

                                    EXHIBIT B
                                    ---------

                         KENNETH COLE PRODUCTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

          The undersigned participant in the Offering Period of the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Plan") which began on ________________________, _________ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall thereafter be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement within the time period set forth in Section 10 of the Plan.

                                   Name and Address of Participant

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________


                                   Signature:

                                   _____________________________________________


                                   Date: _______________________________________

3318


1. Election of          FOR all nominees        WITHHOLD AUTHORITY   *EXCEPTIONS
   Directors            listed below            to vote for all
                                                nominees listed
                                                below.

Nominees: Paul Blum, Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly, Stanley
A. Mayer, Phillip B. Miller
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions____________________________________________________________________

2. To approve the amendment to the certificate of incorporation to increase the number of authorized shares of Class B Common Stock in order to effectuate the Company's three-for-two stock split.

   FOR             AGAINST         ABSTAIN

3. To approve the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan.

   FOR             AGAINST         ABSTAIN

4. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

   FOR             AGAINST         ABSTAIN


                                                Change of Address or
                                                Comments Mark Here


                                Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

                                Dated:____________________________________, 2000

                                ________________________________________________
                                                    Signatures

                                ________________________________________________
                                                    Signatures

                                                Votes must be indicated
                                                [x] in Black or Blue Ink.   X

(Please sign, date and return this proxy in the enclosed postage paid envelope.)

                        KENNETH COLE PRODUCTIONS, INC.
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 2000

                 Solicited on Behalf of the Board of Directors

        The undersigned hereby authorizes Kenneth D. Cole and Stanley A. Nayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, N.J. 07094, on Thursday, May 25, 2000 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 25, 2000. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

        The shares represented by this proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 and FOR proposals 2, 3 and 4.

(Continued and to be dated and signed on the reverse side.)


                                          KENNETH COLE PRODUCTIONS, INC.
                                          P.O. BOX 11397
                                          NEW YORK, N.Y. 10203-0397